Assignment of Lease

1. Names

This lease assignment is made by Fonon Technologies, Inc., Assignor, and Laser Photonics DBA name of Fonon Laser Technologies, LLC, Assignee, with the consent of Davis and Harrell, LLC, Landlord.

2. Assignment

For valuable consideration (as set forth in the Lease Agreement between the parties dated, Assignor assigns to Assignee all of Assignor's rights in the attached lease dated 9/27/2016, which covers the premises located at1101 N Keller Rd Suite G1 and G2, Orlando Fl 32810.

3. Effective Date

This assignment will take effect on 03/04/2019.

4. Acceptance

Assignee accepts this assignment and assumes the lease and all its terms. From the effective date of this assignment, Assignee will pay the rent to Landlord and will perform all of Assignor's other obligations under the lease.

5. Condition of Premises

Assignee has inspected the premises and will accept possession of the premises in as-is condition, subject to Landlord's maintenance obligations under the lease and prevailing law.

6. Landlord's Certification

Landlord certifies that:

A. Assignor has paid all rent through March 2019.

B. Landlord is holding a security deposit, which Landlord will now hold for Assignee under the lease terms.

C. Assignor is not currently in default in performing any obligations under the lease.

D. The lease has not been modified and it remains in full effect as written.

7. Reimbursement

Assignee will immediately reimburse Assignor for the security deposit and any rent or other amounts that Assignor has paid in advance under the lease for the period following the effective date of this assignment.

8. Landlord's Consent

Landlord consents to this assignment and to Assignee taking over all Assignor's rights and obligations under the lease.

9. Release

Assignor in not released from the liability of the lease obligations.

10. Successors and Assignees

This agreement binds and benefits the heirs, successors, and assignees of the parties.

11. Governing Law

This agreement will be governed by and construed in accordance with the laws of the State of Florida.

12. Modification

This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

13. Waiver

If any party waives any provision of this agreement at any time, that waiver will only be effective for the specific instance and purpose for which that waiver was given. If any party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

14. Severability

If a court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision. Such provision shall be modified, amended or limited only to the extent necessary to make it valid and enforceable.

ASSIGNOR:

[signature]

Printed name: Wayne Tupuola

Name of business: Fonon Technologies INC.

Address: ______________________

____

Dated: 03/04/2019

ASSIGNEE:

[signature]

Printed name: Dmitriy Nikitin

Name of business: Laser Photonics

Address: 1101 N Keller Rd Suite G1, G2
ORlando FL 32810

Dated: 03/04/2019

LANDLORD:

Davis & Harrell, a LLC

By: [signature]

Printed name: Richard T. Davis, JR

Title: Manager

Address: PO Box 941662
Maitland FL 32794

Dated: March 4 2019